Exhibit 10.1

AMENDMENT NUMBER ONE TO THE
PURCHASE AGREEMENT

dated as of

February 3, 2010

between

CONSECO, INC.

and

MORGAN STANLEY & CO. INCORPORATED

relating to the purchase and sale

of

UP TO $293,000,000 AGGREGATE PRINCIPAL AMOUNT

7.0% CONVERTIBLE SENIOR NOTES DUE 2016

of

CONSECO, INC.

This AMENDMENT NUMBER ONE TO THE PURCHASE AGREEMENT, dated February 3, 2010 (the “Amendment”), is entered into by Conseco, Inc. (the “Company”) and Morgan Stanley & Co. Incorporated (“Morgan Stanley”).

WITNESSETH:

WHEREAS, on October 14, 2009, the Company and Morgan Stanley entered into a Purchase Agreement (the “Agreement”) pursuant to which the Company has agreed to issue and sell to Morgan Stanley, as initial purchaser, and Morgan Stanley has agreed to buy from the Company, subject to the conditions set forth therein, up to $293,000,000 aggregate principal amount of Securities on any Tender Offer Closing Date, the Put Right Closing Date or the Redemption Closing Date;

WHEREAS, the Company seeks to repurchase its outstanding Existing Convertibles from holders thereof pursuant to privately negotiated transactions and issue and sell to Morgan Stanley an aggregate principal amount of Securities equal to the aggregate principal amount of Existing Convertibles repurchased by the Company in such transactions; and

WHEREAS, the Company and Morgan Stanley have determined that the Agreement should be amended as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto hereby agree as follows:

Section 1. Amendments to the Agreement.

(a)   The second paragraph of the Preamble to the Agreement shall be deleted and replaced with the following:

“As described in Section 2, the Company will, upon receipt of payment therefor, issue Securities as follows: (a) on the closing date for the cash tender offer for any and all of its outstanding 3.50% Convertible Debentures due September 30, 2035 (the “Existing Convertibles”) that it intends to commence soon after the execution of this Agreement and, if any Existing Convertibles remain outstanding, on the closing date for any subsequent issuer tender offer for the Existing Convertibles that expires before October 5, 2010, (each, a “Tender Offer” and collectively, the “Tender Offers”), (b) on the closing date for any privately negotiated repurchase by the Company of any of its outstanding Existing Convertibles that settles before October 5, 2010 (each, a “Repurchase” and collectively, the “Repurchases”), (c) if any Existing Convertibles remain outstanding, on September 30, 2010, the date the holders of the Existing Convertibles are entitled to require the Company to repurchase such securities pursuant to their terms (if such holders exercise their repurchase right), and (d) if any Existing Convertibles remain outstanding, on October 5, 2010, the date the

Company is entitled to redeem from the holders thereof the Existing Convertibles pursuant to their terms (if the Company exercises its redemption right).”

(b)   The fourth paragraph of the Preamble to the Agreement shall be deleted and replaced with the following:

“The Private Placement, the Tender Offers, any Repurchases and the offer and sale of the Securities are hereinafter referred to as the “Transactions”. The Indenture and this Agreement are hereinafter referred to as the “Transaction Agreements.” Except where the context expressly provides for the contrary, the representations, warranties and other provisions of this Agreement should not be interpreted as referring to the Tender Offers, any Repurchases or the Private Placement.”

(c)   Section 2 of the Agreement shall be deleted and replaced with the following:

“Agreements to Sell and Purchase.  The Company hereby agrees to sell to the Initial Purchaser, and the Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company the Securities at a purchase price equal to the aggregate principal amount of the Securities purchased on the applicable Closing Date (as defined below) multiplied by (1 – (0.07 x N/365)), where N equals the number of days from, and including, the Effectiveness Date to, and excluding, the applicable Closing Date, less an amount equal to 2% of the aggregate principal amount of such Securities, (the “Purchase Price”), as follows:

i.
On each date that a Tender Offer settles (a “Tender Offer Closing Date”), the Initial Purchaser will purchase an aggregate principal amount of Securities equal to the aggregate principal amount of Existing Convertibles accepted for purchase by the Company in each such Tender Offer;

ii.
On each date that a Repurchase settles (a “Repurchase Closing Date”), the Initial Purchaser will purchase an aggregate principal amount of Securities equal to the aggregate principal amount of Existing Convertibles repurchased by the Company in each such Repurchase;

iii.
On September 30, 2010 (the “Put Right Closing Date”), the Initial Purchaser will purchase the aggregate principal amount of Existing Convertibles remaining after the completion of the Tender Offers and any Repurchases, if any, that the Company is required by holders thereof to repurchase pursuant to the terms of the Existing Convertibles; and

iv.	On October 5, 2010 (the “Redemption Closing Date”), the Initial Purchaser will purchase the aggregate principal amount of Existing

Convertibles remaining after the completion of the Tender Offers, any Repurchases and the Put Right Closing Date, if any, that the Company elects to redeem from the holders thereof pursuant to the terms of the Existing Convertibles.

Any Tender Offer Closing Date, any Repurchase Closing Date, the Put Right Closing Date, and the Redemption Closing Date, each a “Closing Date,” are collectively referred to herein as the “Closing Dates”. For the avoidance of doubt, even if any Existing Convertibles remain outstanding on the Redemption Closing Date, the Company shall be under no obligation to sell and the Initial Purchaser shall be under no obligation to buy, any Securities subsequent to the Redemption Closing Date and this Agreement shall immediately terminate without any obligation or liability of either party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement by reason of this Agreement, provided that Section 9 and Section 11 shall survive any such termination.

Notwithstanding anything to the contrary set forth herein, but subject to the conditions set forth in Section 5, this Agreement (including the Initial Purchaser’s obligation to purchase and pay for the Securities on each Closing Date, upon satisfaction of the conditions set forth in Section 6), shall become effective two Business Days (as defined below) after execution and delivery of this Agreement by the parties hereto (such date, the “Effectiveness Date”). For purposes of this Agreement, a “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City or the City of Chicago are authorized or obligated by law or executive order to close.”

Section 2. Effectiveness

This Amendment shall become effective upon execution by the parties hereto.

Section 3. Reference to and Effect on the Agreement.

(a)   On and after the date of this Amendment, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Agreement as amended by this Amendment.

(b)   Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

Section 4. Due Authorization, Execution and Delivery.

Each of the Company and Morgan Stanley represents and warrants that this Amendment has been duly authorized, executed and delivered by it.

Section 5. Governing Law.

THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

Section 6. Defined Terms.

Capitalized terms used herein and not otherwise defined shall have the respective meanings given such terms in the Agreement.

Section 7. Counterparts and Method of Execution.

This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.

Section 8. Headings.

The headings of the sections of this Amendment have been inserted for convenience of reference only and shall not be deemed a part of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above.

CONSECO, INC.

By:    /s/ Karl W. Kindig
Name:  Karl W. Kindig
Title:  Secretary

MORGAN STANLEY & CO. INCORPORATED

By:     /s/ Kenneth G. Pott
Name:  Kenneth G. Pott
Title:  Managing Director